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                                                                     Exhibit 5.0

                                Lester Morse P.C.
                               111 Great Neck Road
                                    Suite 420
                           Great Neck, New York 11021
                            Telephone: (516) 487-1446
                            Facsimile: (516) 487-1452




                                                                October 23, 1998
Board of Directors
Nolbo, Inc.
8426 Sunstate Street
Tampa, FL 33634

Re:      Form SB-2 Registration Statement
         300,000 shares of Common Stock at $6.00 per share
         --------------------------------------------------

Gentlemen:

         We have reviewed the Certificate of Incorporation and amendments thereto, By-Laws (as amended), corporate proceedings and other documents of Nolbo, Inc. (the "Company") and based upon the foregoing, it is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Form SB-2 Registration Statement filed with this Opinion as
Exhibit 5.0 will when sold, be legally issued, fully paid and non-assessable.

         No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issuance or sale of the shares hereunder, except as such may be required under the Securities Act of 1933, as amended, or state securities, or Blue Sky laws.

         We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. Nothing contained herein shall be considered an omission that we are deemed an expert within the meaning of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           LESTER MORSE P.C.



                                           Steven Morse



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